UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138362	31-1757086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 5th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2007, the Company filed a Current Report on Form 8-K under Item 5.02(c) announcing the appointments of Bruce F. Nardella as Executive Vice President and Chief Operating Officer and Denis M. Holler as Executive Vice President, Chief Financial Officer and Treasurer.

In connection with these appointments, on June 4, 2007, the Compensation Committee of our Board of Directors approved an increase in Mr. Nardella’s annual base salary, from $225,000 to $275,000, and in Mr. Holler’s annual base salary, from $220,000 to $275,000, effective May 22, 2007.  On June 6, 2007, Mr. Nardella was issued 962.50 Class B Units, 1,010 Class C Units and 1,070 Class D Units, over his existing holdings of 5,775 Class B Units, 6,060 Class C Units and 6,420 Class D Units.  Also on June 6, Mr. Holler was issued 481.25 Class B Units, 505 Class C Units and 535 Class D Units, over his existing holdings of 6,256.25 Class B Units, 6,565 C Class Units and 6,955 D Class Units.  The units are limited liability company interests in NMH Investment, LLC and are available for issuance to the Company’s employees and members of the Board of Directors for incentive purposes.  For more information about the units, see the Company’s Form 10-Q for the quarterly period ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: June 8, 2007	/s/ Edward M. Murphy
Name: Edward M. Murphy
Title: President and Chief Executive Officer